Exhibit 99.1

November 25, 2014

To Our Shareholders,

Legislation passed during 2012 allows PSB Holdings, Inc. (PSB), and other bank holding companies with fewer than 1,200 shareholders, the option to remove their stock from registration under the Securities Exchange Act of 1934 and end their obligation to file financial and other reports with the Securities and Exchange Commission.

The PSB Board of Directors assessed the benefits of this legislation, and at their November 18, 2014 meeting approved the filing of Form 15 with the SEC to voluntarily deregister PSB’s common shares.  Our Form 15 has been filed with the SEC and we expect that it will become effective, and our SEC reporting obligations will end within the next 90 days.

Deregistration allows for significant cost savings in professional fees for audit and legal services. We expect to avoid annual direct and indirect compliance costs of approximately $200,000 per year by eliminating the requirement to file SEC reports.  Our shareholders receive limited benefit from being an SEC reporting company because of our relatively small size and the limited trading of our shares compared to the costs associated with the disclosure and procedural requirements of SEC reporting.

In addition, this change reduces the burden on management and employees arising from increasingly stringent SEC reporting requirements and allows management increased time, flexibility, and focus to consider and initiate actions designed to better serve customers, promote growth, and produce long-term benefits for shareholders.

We do not expect this change to have a significant impact on current PSB common stock trading activity.  PSB Holdings, Inc.’s stock is currently quoted at the OTCQB market tier and traded on the OTCQB Marketplace operated by the OTC Markets Group.  Deregistration under the Exchange Act does not disqualify our shares from being quoted and traded by brokers.  Our trading symbol, PSBQ, also remains unchanged.  PSB also expects to continue repurchases of its common stock made through the open market or privately negotiated transactions.  PSB will continue to determine the timing and amount of any repurchases based on its evaluation of market conditions, share price and other factors.  The repurchase program does not obligate PSB to make repurchases at any specific time or situation and may be suspended or terminated in the future.  During 2014, PSB has repurchased 20,000 shares of common stock under its repurchase program.

PSB will continue to provide shareholders with financial information on a quarterly basis on our Investor Relations website, www.psbholdingsinc.com.  In addition, you will continue to receive an Annual Report with our audited financial statements as you have in the past.

Deregistration does not affect the oversight of our banking subsidiary, Peoples State Bank, by the Federal Deposit Insurance Corporation as our primary federal regulator.  We will continue to file quarterly financial reports with the Federal Reserve and the FDIC for their review.  These quarterly financial reports are also available to you through the websites of these banking agencies.  PSB continues to be subject to the audit requirements of banking regulators and our annual year-end financial statements will continue to be audited by independent auditors and shared with you.

PSB’s decision to deregister was made by our Board of Directors after careful consideration of the advantages and disadvantages of being a public company, particularly in light of our size, nonuse of the public capital markets to raise equity, and the high costs and demands on management’s time associated with ongoing compliance with SEC reporting requirements.  Our focus remains on building shareholder value through consistent growth in assets, profits and dividends to shareholders.  Thank you for your ongoing support.

Sincerely,

/s/ PETER W. KNITT

Peter W. Knitt

PSB Holdings, Inc.

President and Chief Executive Officer

About PSB Holdings, Inc.

PSB Holdings, Inc. is the parent company of Peoples State Bank.  Peoples is a community bank headquartered in Wausau, Wisconsin with $730 million in total assets serving north central Wisconsin from nine full service banking locations in Marathon, Oneida, and Vilas counties.  In 2014, Peoples was ranked for the 5th consecutive year by American Banker Magazine as one of the Top 200 Community Banks in the United States based on average return on shareholder equity.  In addition to traditional banking services, Peoples also provides investment and insurance products, along with retirement planning services, through Peoples Wealth Management, a division of Peoples.  PSB Holdings, Inc. is traded under the stock symbol PSBQ on the OTC Markets Exchange.  More information about PSB, its management, and its financial performance may be found at www.psbholdingsinc.com.

Forward Looking Statements
This letter contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, consider, or estimate.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause PSB’s actual results, performance, achievements, and business strategy to differ materially from those anticipated or implied by such forward-looking statements.  Factors that could cause such actual results, performance, achievements, and business strategy to differ materially from anticipated results include: general and local economic conditions, competition, significant increases in regulatory requirements, customer demand for PSB’s banking products and services, and the risks and uncertainties described in PSB’s most recent Form 10-K filed with the Securities and Exchange Commission.  PSB disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.